As filed with the Securities and Exchange Commission on November 15, 2005

Registration No. 333-125336

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TANOX, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0196733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10301 Stella Link Road

Houston, Texas 77025

(713) 578-4000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Katie-Pat Bowman

Vice President and General Counsel

Tanox, Inc.

10301 Stella Link Road

Houston, Texas 77025

(713) 578-4000

(name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Melinda H. Brunger

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4305

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement, as determined in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act) check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 15, 2005

PRELIMINARY PROSPECTUS

Tanox, Inc.

$100,000,000

Debt Securities

Warrants

Common Stock

Preferred Stock

We will provide the specific terms for each of these securities and their offering prices in supplements to this prospectus. In the case of debt securities, these terms will include, as applicable, the specific designation, aggregate principal amount, maturity, rate or formula of interest, premium, terms of convertibility and terms for redemption. In the case of common stock, these terms will include the aggregate number of shares offered. In the case of warrants to purchase common stock or preferred stock, the terms will include term, conversion and exercise prices and other terms.

We may sell any combination of these securities in one or more offerings up to a total dollar amount of $100,000,000.

Our common stock is listed on the Nasdaq National Market under the symbol “TNOX.” On November 14, 2005, the last reported sale price of our common stock was $15.59 per share. None of the other securities are currently publicly traded. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the supplements to this prospectus.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement before you invest. We strongly recommend that you read carefully the risks we describe in this prospectus and the related prospectus supplement, as well as the risk factors in our most current reports to the Securities and Exchange Commission, for a fuller understanding of the risks and uncertainties that we face.

Investing in our securities involves risks. Please read “ Risk Factors” beginning on page 8 of this prospectus for factors that should be considered before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                     , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer, from time to time, in one or more offerings:

•	our common stock;

•	our debt securities;

•	warrants; or

•	preferred stock.

The total offering price of these securities will not exceed $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add to or update the information contained in this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any exchange or redemption made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

As used in this prospectus, “Tanox,” “we,” “us” and “our” refer to Tanox, Inc. and its subsidiaries unless otherwise indicated. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants and units collectively as the “securities.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (Securities Act), with the Securities and Exchange Commission (SEC). This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our common stock, please refer to the registration statement and the exhibits and schedules filed with it.

You may read and copy all or any portion of the registration statement, reports, statements or other information in the files at the public reference facility of the SEC located at 100 F Street, NE, Room 1580,

Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the web site maintained by the SEC at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act). We file reports, proxy statements, and other information with the SEC to comply with the Exchange Act. These reports, proxy statements, and other information are available for inspection at the SEC’s public reference facility and its web site, which are described above.

You may obtain a free copy of our most recent annual report on Form 10-K, quarterly report on Form 10-Q and proxy statement on our website on the World Wide Web at http://www.tanox.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus. Additionally, you may obtain a free copy of these filings, as well as our current reports on Form 8-K and any other reports or filings we have filed with the SEC, including any amendment to those reports we have filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as practicable after we have electronically filed such material with, or furnished it to, the SEC, by contacting the Investor Relations Department at our corporate offices by calling (713) 578-4000.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC. This registration statement incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

The following documents filed with the SEC (File No. 000-30231) are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2004;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005;

•	Current Reports on Form 8-K filed on January 11 (except Item 7.01 disclosure), February 23, March 31, and July 12, 2005 (except Item 7.01 disclosure);

•	All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering;

•	The description of our common stock contained in our Form 8-A filed on April 6, 2000, including any amendments or reports filed to update such information; and

•	The description of our rights to purchase preferred stock contained in our Form 8-A filed on August 3, 2001, including any amendments or reports filed to update such information.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference in this prospectus. Those documents shall be considered to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus and the registration statement to the extent that a statement contained in this prospectus, in any document incorporated by reference or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We are not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person, including any beneficial owner, who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: 10301 Stella Link Road, Houston, Texas 77025, Attention: Investor Relations, (713) 578-4000. We will not deliver exhibits to such documents, unless such exhibits are specifically incorporated by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, forward-looking statements can be identified by the use of terminology such as “believe,” “may,” “will,” “should,” “could,” “predict,” “expect,” “plan,” “anticipate,” “estimate,” “potential,” or “continue” or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that these expectations or any of the forward-looking statements will prove to be correct, and you should be aware that actual events could differ materially from those suggested in the forward-looking statements due to a number of factors, including:

•	difficulties in developing safe and effective drugs;

•	failure to achieve positive results in preclinical and toxicology studies in animals and clinical trials in humans;

•	failure to economically and timely manufacture sufficient amounts of our products for clinical trials and commercialization activities;

•	failure to receive, or delay in receiving, marketing approval for our products;

•	failure to successfully commercialize our products, including gaining market acceptance and achieving profitability in our operations;

•	our ability to manage relationships with collaboration partners;

•	our ability to obtain, maintain and successfully enforce patent and other proprietary rights protection of our products;

•	variability of royalty, license and other revenues;

•	our ability to use our manufacturing capacity and facilities costs effectively and in accordance with regulatory requirements;

•	our ability to enter into future collaboration agreements to support our research and development activities;

•	drug withdrawal from the market due to adverse reactions caused by the marketed drug;

•	our ability to secure licenses from third parties holding patents that may restrict the manufacture or marketing of our products;

•	competition and technological change;

•	existing and future regulations affecting our business, including the content, timing of submissions and decisions made by the FDA and other regulatory agencies;

•	governmental changes affecting medicare and the healthcare and pharmaceutical industries, including policies that affect coverage and levels of reimbursement for sales of our products; and

•	our ability to hire and retain experienced scientists and managers.

Factors that could cause our actual results to differ from those set forth in the forward-looking statements include those set forth below, as well as those discussed elsewhere in this prospectus and in the reports that have been incorporated herein by reference.

TANOX, INC.

Tanox discovers and develops therapeutic monoclonal antibodies to address significant unmet medical needs in the areas of immune-mediated diseases, infectious diseases, inflammation and cancer. Our products are genetically engineered antibodies that target a specific molecule or antigen. In addition, through collaborative agreements, Tanox receives royalties from the sale of Xolair® (omalizumab), our first marketed product.

Xolair was developed in collaboration with Genentech, Inc. and Novartis Pharma, A.G. In the United States, where Xolair received marketing approval from the U.S. Food and Drug Administration in June 2003, Xolair is labeled for treatment of adults and adolescents (12 years of age and above) with moderate-to-severe persistent asthma who have a positive skin test or in vitro reactivity to a perennial aeroallergen and whose symptoms are inadequately controlled with inhaled corticosteroids. Xolair is an anti-immunoglobulin E, or anti-IgE, antibody that has been shown to decrease the incidence of asthma exacerbations in these patients. Safety and efficacy have not been established in other allergic conditions. On October 27, 2005, Novartis announced that the European Commission had granted marketing authorization in all 25 European Union member states for Xolair. In Europe, Xolair is licensed as add-on therapy to improve asthma control in adults and adolescents (ages 12 and above) with severe persistent allergic asthma, who have the following, despite daily high-dose inhaled corticosteroids plus a long-acting inhaled beta2-antagonist:

•	a positive skin test or in vitro reactivity to a perennial aeroallergen

•	reduced lung function (FEV1<80%)

•	frequent daytime symptoms or night-time awakenings

•	multiple documented severe asthma exacerbations.

Xolair treatment should only be considered for patients in Europe with convincing IgE-mediated asthma.

Clinical trials are ongoing to study the long-term safety profile of Xolair and the effectiveness of Xolair in pediatric allergic asthma patients and in patients suffering from allergy (immediate hypersensitivity) to peanuts.

We are also assessing other products and product candidates, including TNX-355, a humanized, non-immunosuppressive anti-CD4 monoclonal antibody, which is in clinical trials for the treatment for the human immunodeficiency virus (HIV). In March 2005, we acquired a tissue factor antagonist program from Sunol Molecular Corporation (Sunol), which included Sunol’s anti-tissue factor monoclonal antibodies, related technologies and intellectual properties, as well as non-exclusive rights to certain technologies and related intellectual property for protein and antibody expression. The lead drug candidate in the acquisition is a tissue-factor antagonist monoclonal antibody known as cH36 (renamed TNX-832), which is being studied as a treatment for acute lung injury (ALI) and acute respiratory distress syndrome (ARDS). We believe these antibodies have the potential to treat cancer and other diseases that result from over-expression of tissue factor and related coagulation abnormalities.

We were re-incorporated in Delaware in 1999. Our corporate headquarters are located at 10301 Stella Link Road, Houston, Texas 77025 and our telephone number is (713) 578-4000. We maintain a home page at www.tanox.com. Information on our website is not incorporated into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following factors, in addition to the other information included and incorporated by reference in this prospectus, in evaluating us, our business and an investment in our securities. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results or condition and cause the value of our securities to decline, which in turn could cause you to lose all or part of your investment. Additional risks not currently known to us also may harm our business.

The market price of our common stock has been volatile.

Like other stocks of biopharmaceutical companies, the market price for our common stock has been and may continue to be volatile. Since January 1, 2003, our stock price ranged from $8.03 to $22.74. Factors that may have contributed to the volatility of our stock during this period included:

•	FDA approval of Xolair;

•	Reported sales volume of Xolair;

•	Results of clinical trials; and

•	General market conditions, including particularly the biotechnology company segment.

Sales of common stock may have an adverse impact on the market price of our common stock.

Novartis AG owns approximately 6.4 million shares of our common stock and has contractual registration rights that entitle it to demand that we register the offer and sale of its shares of common stock. In addition, as of September 30, 2005, we have issued options to purchase approximately 2.5 million shares of our common stock, of which options covering approximately 1.2 million shares are vested and may be sold immediately upon exercise. Sales of significant amounts of our common stock or the perception that such sales will occur could adversely affect the market price of our common stock or our future ability to raise capital by selling equity securities.

Our amended and restated certificate of incorporation and bylaws and Delaware law contain certain provisions that could delay or prevent a takeover and suppress our stock price.

Provisions of our amended and restated certificate of incorporation, bylaws and Delaware law could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our stockholders, or otherwise adversely affect the price of our common stock.

These provisions include:

•	the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without stockholder approval;

•	a staggered board of directors;

•	a limitation on who may call special meetings of stockholders; and

•	advance notice requirements for nomination for election to the board of directors or for proposing matters that stockholders may act on at stockholder meetings.

In addition to these provisions, we are subject to certain Delaware laws, including one that prohibits us from engaging in a business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless certain conditions are met. Our common stock is also subject to a shareholder rights plan or “poison pill.” All of this may discourage potential takeover attempts, discourage bids for our common stock at a premium over market price or adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sales of securities to provide additional funds for research and development, potential product acquisition or licensing opportunities and general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

RATIO OF EARNINGS TO FIXED CHARGES*

The following table sets forth the deficiency of our earnings available to cover fixed charges for the periods shown (amounts in $000’s).

	For the nine months ended September 30, 2005	Fiscal Year Ended December 31,
		2004	2003	2002	2001	2000
Interest expense	$155	$166	$451	$595	$714	$846
Total fixed charges	155	166	451	595	714	846
Loss before taxes	(29,262)	(10,290)	(4,866)	(26,022)	(21,377)	(132)
Fixed Charges	155	166	451	595	714	846
Coverage deficiency	$(29,417)	$(10,456)	$(5,317)	$(26,617)	$(22,091)	$(978)

For this purpose, “earnings” consist of loss before taxes plus fixed charges. “Fixed charges” consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF CAPITAL STOCK

We may issue up to 120,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of November 10, 2005, there were 44,872,454 shares of common stock outstanding held by 197 stockholders of record, and no shares of preferred stock were outstanding.

We do not intend the following summary description of our capital stock to be complete and we qualify the description by referring to the provisions of applicable law and to our amended and restated certificate of incorporation and our bylaws, filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of common stock may receive ratably the dividends, if any, declared from time to time by the board of directors out of legally available funds. Holders of common stock have no conversion, redemption or preemptive rights to subscribe to any of our securities. If any liquidation, dissolution or winding-up of our affairs occurs, holders of common stock may share ratably in our assets remaining after provision for payment of liabilities to creditors. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock that we may issue in the future.

Preferred Stock

Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. The following description of the terms of the preferred stock sets forth some of the general terms and provisions of our authorized preferred stock. If we offer preferred stock, we will file a description with the SEC and describe the specific designations and rights in a prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference.

Any preferred stock will, when issued in an offering under this prospectus and a prospectus supplement, be fully paid and non-assessable.

Registration Rights

The holder of approximately 6.4 million shares of common stock is entitled to rights with respect to the registration of these shares under the Securities Act, including demand registration rights. Under the terms of the agreement providing registration rights, the holders of a specified minimum number of shares can demand that we register their shares. We must use our best efforts to effect a registration, subject to conditions and limitations. We are not required to effect more than three of these registrations pursuant to these demand registration rights. Under the terms of the agreements providing registration rights, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, these holders are entitled to notice of the registration and may include shares of common stock in the registration. We will notify these holders of their rights to include their shares in the registration statement of which this prospectus forms a part, and will add any of their shares that are entitled to be added to such registration statement by amendment upon their timely request. The rights are subject to conditions and limitations, among them the right of the underwriters of an offering subject to the registration to limit the number of shares included in the registration.

In addition, we have filed a registration statement with the SEC to register under the Securities Act the resale by certain selling stockholders of up to 525,000 shares of common stock that were issued by Tanox on March 31, 2005 in a private placement.

We generally must bear all of the expenses of these registrations, except underwriting discounts and selling commissions. We also have agreed to indemnify stockholders who include shares in a registration statement from losses arising from violations by us of applicable securities laws in connection with the registration. Registration of any of the shares of common stock held by stockholders with registration rights would result in shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration.

Anti-Takeover Effects Of Various Provisions Of Delaware Law And Our Amended And Restated Certificate Of Incorporation And Bylaws

Section 203 of the General Corporation Law of the State of Delaware. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which regulates corporate takeovers. Subject to some exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before the date of the business combination, the board of directors of the corporation approves the transaction;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding stock; or

•	the board of directors and at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder approve the business combination.

A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. This statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

In addition, various provisions of our amended and restated certificate of incorporation and our bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Removal of Directors; Vacancies. Our bylaws provide that directors may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds of our total outstanding voting stock. Vacancies on our board of directors, including those resulting from an increase in the number of directors, may be filled only by the remaining directors, not by stockholders.

Classified Board of Directors. Our bylaws divide our board into three classes of directors serving staggered, three year terms. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 30 nor more than 60 days prior to the annual meeting. If less than 40 days notice has been given to the stockholders for the meeting, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the date on which notice of the meeting is given to stockholders.

Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting.

Special Meetings of Stockholders. Our bylaws provide that only a majority of the board of directors, the chairman of our board of directors or our president or chief executive officer may call a special meeting of our stockholders.

Preferred Stock. The board of directors may, without action by the stockholders, designate and issue preferred stock in one or more series and designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. We cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	discouraging or preventing a change in our control.

Limitation Of Liability And Indemnification Matters

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. Our restated certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors, officers, employees, and agents to the full extent permitted by Delaware law. The restated certificate of incorporation and amended and restated bylaws further provide that we may indemnify directors, officers, employees, and agents in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors’ and officer’s liability insurance, if available on reasonable terms.

These indemnification provisions and the indemnification agreements that we have entered into with our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

We have a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Rights Plan

On July 27, 2001, our Board of Directors declared a dividend of one right for each outstanding share of our common stock, to stockholders of record at the close of business on August 10, 2001. Each Right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $140 per Fractional Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of July 27, 2001 as it may from time to time be supplemented or amended between the us and American Stock Transfer & Trust Company, as Rights Agent.

Initially, the rights will be attached to all certificates representing outstanding shares of our common stock, and no separate certificates for the rights will be distributed. The rights will separate from our common stock and a “distribution date” will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock, or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person. In certain circumstances, the distribution date may be deferred by our board of directors. Certain inadvertent acquisitions will not result in a person’s becoming an Acquiring Person if the person promptly divests itself of sufficient common stock. Until the distribution date, (a) the rights will be evidenced by the common stock certificates (together with a copy of a Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such common stock certificates, (b) new common stock certificates issued after August 10, 2001 will contain a notation incorporating the rights agreement by reference and (c) the surrender for transfer of any certificate for common stock (with or without a copy of a Summary of Rights) will also constitute the transfer of the rights associated with the common stock represented by such certificate.

The rights are not exercisable until the distribution date and will expire at the close of business on August 10, 2011, unless earlier redeemed or exchanged by us as described below.

As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of our common stock as of the close of business on the distribution date and, from and after the distribution date, the separate rights certificates alone will represent the rights. All shares of common stock issued prior to the distribution date will be issued with rights. Shares of common stock issued after the distribution date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with rights. Except as otherwise determined by our board of directors, no other shares of common stock issued after the distribution date will be issued with rights.

In the event (a Flip-In Event) that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of our common stock at a price and on terms that a majority of our independent directors determines to be fair to and otherwise in our best interests and the best interests of our stockholders (a Permitted Offer)), each holder of a right will thereafter have the right to receive, upon exercise of such right, a number of shares of common stock (or, in certain circumstances, cash, property or other of our securities) having a current market price (as defined in the rights agreement) equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the rights agreement. However, rights are not exercisable following the occurrence of any Flip-In Event until such time as the rights are no longer redeemable by us as set forth below.

In the event (a “Flip-Over Event) that, at any time from and after the time an Acquiring Person becomes such, (1) we are acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (2) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a right (except rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”

The number of outstanding rights associated with a share of our common stock, or the number of fractional shares of preferred stock issuable upon exercise of a right and the purchase price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock occurring prior to the distribution date. The purchase price payable, and the number of fractional shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the preferred stock.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional shares of preferred stock that are not integral multiples of a fractional share are required to be issued upon exercise of rights and, in lieu thereof, an adjustment in cash may be made based on the market price of the preferred stock on the last trading date prior to the date of exercise. Pursuant to the rights agreement, we reserve the right to require prior to the occurrence of a Triggering Event that, upon any exercise of rights, a number of rights be exercised so that only whole shares of preferred stock will be issued.

At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, we may redeem the rights in whole, but not in part, at a price of $0.01 per right, payable, at our option, in cash, shares of our common stock or such other consideration as our board of directors may determine. After a person becomes an Acquiring Person, the right of redemption is subject to certain limitations in the rights agreement. Immediately upon the effectiveness of the action of our board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $0.01 redemption price. The rights plan does not prevent a stockholder from conducting a proxy contest to remove and replace our board with directors who then vote to redeem the rights, if such actions are taken prior to the time that such stockholder becomes an Acquiring Person.

At any time after the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of our common stock then outstanding or the occurrence of a Flip-Over

Event, we may exchange the rights (other than rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, and/or other equity securities deemed to have the same value as one share of our common stock, per right, subject to adjustment.

Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of us, including, without limitation, the right to vote or to receive dividends.

Other than the redemption price, any of the provisions of the rights agreement may be amended by our board of directors as long as the rights are redeemable. Thereafter, the provisions of the rights agreement other than the redemption price may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the rights are not redeemable.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, New York, New York.

Listing

Our common stock is listed on the Nasdaq National Market under the symbol “TNOX.”

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured obligations to repay advanced funds. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The prospectus supplement will describe the particular terms of any debt securities we may offer and may differ from the terms summarized below. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures filed as exhibits to the registration statement which includes this prospectus and the description of the debt securities included in the prospectus supplement.

General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We currently have a secured line of credit with Wells Fargo Bank Texas, National Association for an aggregate amount of $16.0 million, $5.0 million of which was outstanding at March 31, 2005. Any debt outstanding on the line of credit now or in the future will effectively rank senior, to the extent of the value of the security securing such debt, to any unsecured debt we may issue pursuant to this prospectus. Tanox’s subsidiaries currently have no debt outstanding. Any debt that may be incurred by Tanox’s subsidiaries in the future will be structurally senior to the senior and subordinated debt that may be issued pursuant to this prospectus. If we offer debt securities under this prospectus, the applicable prospectus supplement will update the information in this paragraph regarding other outstanding indebtedness.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance; if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depository is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures will provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Trustee

A banking or financial institution will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act of 1939 (Trust Indenture Act), incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (within the meaning of the Trust Indenture Act) it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the senior subordinated indenture and the senior unsecured indenture. If this occurs, and should a default occur with respect to either the senior subordinated debt securities or the senior unsecured debt securities, such banking or financial institution, would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.

We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock or preferred stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors; or

•	directly to investors.

We will set forth in a prospectus supplement the terms of the offering of the securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the common stock may be listed.

Agents

We may designate agents who agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets And Listing Of Common Stock

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Andrews Kurth LLP, Houston, Texas, will provide us with an opinion as to legal matters in connection with the securities we are offering.

EXPERTS

The consolidated financial statements of Tanox, Inc. incorporated by reference in Tanox, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004, and Tanox, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee	$11,770
Transfer agent’s and trustee’s fees and expenses	15,000
Printing and engraving expenses	15,000
Legal fees and expenses	10,000
Accounting fees and expenses	7,500
Rating agency fees	10,000
Miscellaneous expenses	5,730

Total	$75,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. Our restated certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors, officers, employees, and agents to the full extent permitted by Delaware law. The restated certificate of incorporation and amended and restated bylaws further provide that we may indemnify directors, officers, employees, and agents in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors’ and officer’s liability insurance, if available on reasonable terms.

These indemnification provisions and the indemnification agreements that we have entered into with our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

We have a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit Number	Description
1.1	Form of Underwriting Agreement**

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant, as amended(1)

3.2	Certificate of Designations of Series A Junior Participating Preferred Stock(2)

3.3	Amended and Restated Bylaws of the Registrant, as currently in effect(3)

4.1	Specimen of Common Stock Certificate, $.01 par value, of the Registrant(1)

4.2	Rights Agreement dated as of July 27, 2001 between Tanox, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights to Purchase Common Stock(4)

4.3	Form of Senior Indenture*

4.4	Form of Subordinated Indenture*

4.5	Form of Warrant Agreement (including warrant certificate)**

5.1	Opinion of Andrews Kurth LLP *

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP, as independent auditors for the registrant

23.2	Consent of Andrews Kurth LLP (included in their opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (included in the signature page to this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1**

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1 (no. 333-90625) and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Current Report on Form 8-K dated November 14, 2003, and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K dated August 2, 2001, and incorporated herein by reference.

The registrant undertakes to provide to each shareholder requesting the same a copy of each exhibit referred to herein upon payment of a reasonable fee limited to the registrant’s reasonable expenses in furnishing such exhibit.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 15, 2005.

TANOX, INC.

By:	/s/ Nancy T. Chang
Nancy T. Chang
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Nancy T. Chang and Gregory P. Guidroz, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement relating to this Registration Statement under Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Signature	Title	Date
/s/ Nancy T. Chang Nancy T. Chang, Ph.D.	President and Chief Executive Officer	November 14, 2005

/s/ Gregory P. Guidroz Gregory P. Guidroz	Vice President of Finance (Principal Financial and Accounting Officer)	November 14, 2005

* Osama I. Mikhail, Ph.D.	Chairman of the Board	November 14, 2005

* Heinz W. Bull	Director	November 14, 2005

* Tse Wen Chang, Ph.D.	Director	November 14, 2005

* William J. Jenkins, M.D.	Director	November 14, 2005

* Peter G. Traber, M.D.	Director	November 14, 2005

/s/ Julia R. Brown Julia R. Brown	Director	November 14, 2005

*By:	/s/ Gregory P. Guidroz, as Attorney-in-Fact
Gregory P. Guidroz

Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement**

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended(1)

3.2	Certificate of Designations of Series A Junior Participating Preferred Stock(2)

3.3	Bylaws of the Registrant, as currently in effect(3)

4.1	Specimen of Common Stock Certificate, $.01 par value, of the Registrant(1)

4.2	Rights Agreement dated as of July 27, 2001 between Tanox, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights to Purchase Common Stock(4)

4.3	Form of Senior Indenture*

4.4	Form of Subordinated Indenture*

4.5	Form of Warrant Agreement (including warrant certificate)**

5.1	Opinion of Andrews Kurth LLP *

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges*

23.1	Consent of Ernst & Young LLP, as independent auditors for the registrant*

23.2	Consent of Andrews Kurth LLP (included in their opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (included in the signature page to this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1**

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K.
(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1 (no. 333-90625) and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Current Report on Form 8-K dated November 14, 2003, and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K dated August 2, 2001, and incorporated herein by reference.

The registrant undertakes to provide to each shareholder requesting the same a copy of each exhibit referred to herein upon payment of a reasonable fee limited to the registrant’s reasonable expenses in furnishing such exhibit.